EXHIBIT 2

                   COMPLETE TEXT OF GMAC DEMAND NOTES PROGRAM

The GMAC Demand Notes Program (the "Program") has been established by General Motors Acceptance Corporation (the "Company") to provide investors with a convenient means of investing funds directly with the Company. Information concerning the Program may be obtained by calling toll free 1-800-255-4622.

                                   ARTICLE ONE
                                 ADMINISTRATION

         SECTION 1.01. GMAC DEMAND NOTES COMMITTEE. (a) The Executive Committee of the Board of Directors of the Company shall appoint a GMAC Demand Notes Committee (the "Demand Notes Committee") to administer the Program. The Demand Notes Committee shall consist of at least three members. Members of the Demand Notes Committee shall not receive any compensation for their service on the Demand Notes Committee, but they may be officers, directors or employees of the Company or any of its subsidiaries. The Demand Notes Committee members shall serve at the pleasure of the Company's Executive Committee of the Board of Directors until their resignation or removal by such Committee. The Demand Notes Committee shall act by a majority of its members, with or without a meeting. In the event the Demand Notes Committee is unable to resolve a matter before it by reason of an equally-divided vote, the matter shall be referred to the Company's Executive Committee of the Board of Directors for resolution.

         (b) Subject to Section 5.01 of Article Five, the Demand Notes Committee shall have the full power and authority to amend the provisions of the Program at any time as it may deem necessary or appropriate, to interpret the provisions of the Program, to adopt rules and regulations in connection therewith, to make determinations thereunder provided for it to make and to set and adjust the rate of interest to be paid on the Demand Notes.

         (c) Any interpretation of the provisions of the Program by the Demand Notes Committee shall be final and conclusive.

         SECTION 1.02. PROCESSING AGENT. (a) The Company shall appoint a bank or corporation to act as its agent under the Program (the "Processing Agent") for the GMAC Variable Denomination Adjustable Rate Demand Notes (the "Demand Notes"). The Company may, at any time, remove the Processing Agent and appoint a successor Processing Agent. Services performed by the Processing Agent shall include investment and redemption processing and accounting; preparation of Demand Note statements and other correspondence; investor servicing; advice on the principal amount of Demand Notes, accrual of interest income and payment and reinvestment of interest accrued; required tax reporting and filings with proper authorities; and other services required pursuant to the provisions of the Program. All costs incurred in connection with the appointment of the Processing

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Agent and with the Processing Agent's provision of services shall be paid by the
Company, except as provided in Section 1.04.

         (b) Any determination rendered by the Demand Notes Committee in connection with the services performed by the Processing Agent shall be final and conclusive.

         SECTION 1.03. RECORDS  CONCLUSIVE.   The  records  of the Company,  the
Demand Notes Committee and the Processing Agent shall be conclusive with respect to all matters involved in the administration of the Program.

         SECTION 1.04. COMPANY TO BEAR COSTS OF ADMINISTRATION. The Company shall bear all costs associated with the administration of the Program. There shall be no charges, expenses, costs, fees or penalties to investors or deductions from Demand Notes for making investments in, or redeeming, Demand Notes; provided that (i) the Company shall not be responsible for any charges an investor may have to pay to such investor's bank in connection with making investments by wire transfer pursuant to Section 3.05 of Article Three or in connection with redemptions by wire transfer pursuant to Section 4.03 of Article Four, (ii) the Company shall not be responsible for any costs an investor may incur in connection with obtaining signature guarantees required pursuant to
Section 2.04(b) of Article Two and Section 4.03(e) of Article Four and (iii) the Company shall pass through to investors any service charges the Processing Agent may assess pursuant to Section 4.02(d) of Article Four; the Company shall have no other responsibility as to such service charges.

                                   ARTICLE TWO
                                  DEMAND NOTES

         SECTION 2.01. ISSUANCE OF THE DEMAND NOTES. (a) The Company shall issue Demand Notes which shall constitute unsecured, senior debt obligations of the Company. The Demand Notes shall have no stated maturity and shall be redeemable in whole, or in part, at the option of investors pursuant to the terms of Article Four hereof.

         (b) The Company shall appoint one or more corporations to act as trustee (the "Trustee") for Demand Notes issued pursuant to the Program and shall enter into an Indenture (the "Indenture") with the Trustee which meets the requirements of the Trust Indenture Act of 1939. Subject to the terms and conditions of the Indenture, the Company and the Trustee may amend or supplement the Indenture from time to time. The terms and conditions of the Demand Notes shall be governed by the provisions of the Indenture and of the Program.

         SECTION 2.02. INTEREST RATE ON THE DEMAND NOTES. (a) The Demand Notes shall bear interest at a floating rate determined by the Demand Notes Committee. The interest rate on the Demand Notes shall be subject to change on Friday of each week, such change to be effective the following Monday. Such rate shall reflect both the level of interest rates generally and the changes in interest rates which occur from time to time but at all times such rate will be greater than the most recent seven-day average yield (simple) on taxable money market

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funds in the United  States as  published  in  IBC/Donoghue's  MONEY FUND REPORT
AVERAGES/TM ALL TAXABLE.

         (b) Interest on Demand Notes shall accrue in accordance with the provisions of Article Three.

         (c) Interest on Demand Notes shall be compounded daily, at the rate in effect each day, based on a 365-day year.

         (d) On the last day of each month, interest accrued during the month on the principal amount of a Demand Note shall be paid by the Company and reinvested in such Demand Note, thereby increasing the principal amount of such Demand Note.

         SECTION 2.03. INFORMATION CONCERNING CURRENT INTEREST RATE ON DEMAND NOTES. Information concerning the rate of interest currently payable on the Demand Notes shall be available to an investor at any time by such investor's calling toll free 1-800-426-8323.

         SECTION 2.04. ELIGIBILITY, RESTRICTIONS ON TRANSFER. (a) The Demand Notes may be transferred only in whole and only to persons eligible to participate in the Program. Eligible persons include employees of the Company, General Motors Corporation and their respective participating subsidiaries and affiliates, the immediate family members of such employees, retirees who are receiving retirement benefits from General Motors Corporation or its participating subsidiaries and affiliates, the immediate family members of such retirees, franchised General Motors dealers, their employees and affiliates of such dealers, stockholders of General Motors Corporation and certain customers of the Company and its subsidiaries as determined by the Demand Notes Committee (each an "eligible investor"). Immediate family members are defined as the spouse, children and parents of an employee or retiree. The Demand Notes shall be offered only to persons whose registered addresses are in the United States. The Demand Notes Committee shall have the power to determine eligibility for participation in the Program.

         (b) In order to transfer a Demand Note, an investor must provide written instructions to The Northern Trust Company as the Processing Agent. Such instructions must include the investor's tax identification or Social Security number, the Demand Note number assigned by The Northern Trust Company and the signatures of all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. The signature of each registered owner also must be guaranteed by an authorized signatory of a commercial bank, trust company (not a savings bank) or member firm of a national or regional stock exchange in the United States. The instructions also must include the name, tax identification or Social Security number and address of the eligible transferee. The instructions must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

         (c) Upon receipt of instructions in the form required by subsection (b) of this Section 2.04, the Processing Agent shall mail to the transferee a Demand

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Notes investment form, which must be completed by the transferee and returned to the Processing Agent. Upon receipt of the completed investment form, the Processing Agent shall effect the transfer and register the Demand Note in the name of the transferee.

         (d) If the proposed transferee fails to complete the Demand Notes investment form and return it to the Processing Agent within fourteen days or if the transferee is not an eligible transferee, the Processing Agent shall not effect the transfer. In the event the transfer is not effected, the Processing Agent shall provide the transferor investor with written notice advising the investor that the transfer was not effected and stating the reason therefor.

         SECTION 2.05. BUSINESS DAY. For purposes of the Program, "Business Day" shall mean only a day on which both The Northern Trust Company and the Federal Reserve Bank of Chicago are fully open for business.

                                  ARTICLE THREE
                           INVESTMENTS IN DEMAND NOTES

         SECTION 3.01. INVESTMENT FORM-INITIAL INVESTMENT. An investor may invest in a Demand Note by completing a Demand Notes investment form requiring such information as the Demand Notes Committee may deem appropriate and by making an initial investment in accordance with the provisions of this Article Three.

         SECTION 3.02. DEMAND NOTES REGISTER - CONFIRMATIONS STATEMENTS. (a) All funds invested in Demand Notes, together with interest accrued thereon, and redemptions, if any, shall be recorded on a register (the "Demand Notes Register") established and maintained by the Processing Agent. An investor will be able to obtain the current balance of such investor's Demand Note at any time by calling toll free 1-800-548-7923. No certificate or other instrument evidencing the Company's indebtedness to an investor shall be issued to investors. The Demand Notes Register also shall include, but not be limited to, the name(s) and address(es) of the registered owner(s) of the Demand Note and such investor's tax identification or Social Security number(s).

         (b) The Processing Agent shall provide an investor with periodic statements concerning such investor's Demand Note. Periodic statements shall include, but not be limited to, a summary of any investments and redemptions, accrued and reinvested interest, and the principal amount of the Demand Note at the beginning and at the end of the period.

         SECTION 3.03. HOLDING OF DEMAND NOTES. Subject to applicable statutes and regulations, the interpretation of which shall be solely within the authority of the Processing Agent, a Demand Note may be held individually, jointly or in a trust or custodial capacity. In the event of the death of an investor, redemption proceeds shall be paid to the survivor in the case of a Demand Note jointly held, to the successor custodian in the case of a Demand Note held in a custodial capacity, to the trust in the case of a Demand Note held in a trust capacity or to the investor's estate.

         SECTION 3.04. INVESTMENTS BY CHECK. (a) To make an initial investment by check, an investor must complete a Demand Notes investment form. The investment form, together with a check (minimum of $250) made payable to "The Northern Trust Company, Agent" must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75920, Chicago, Illinois 60675-5920. Investments by check made subsequent to the initial investment (minimum of $50) also must be made payable to "The Northern Trust Company, Agent," must include the investor's tax identification or Social Security number and the Demand Note number assigned by The Northern Trust Company, and must be mailed to the address specified in the preceding sentence. An investor should enclose an investment slip which is provided as a detachable stub on the bottom of all monthly statements and investment confirmations mailed by the Processing Agent. Neither the Processing Agent nor the Company shall be responsible for delays in the receipt of checks mailed to The Northern Trust Company.

         (b) Initial and subsequent investments by check shall be invested in the investor's Demand Note on the next succeeding business day after the check is received by the Processing Agent and interest will begin to accrue on such day. Investments made by check shall be available for redemption on the sixth business day from the day subsequent to receipt of such check by the Processing Agent.

         (c) Checks must be drawn in United States dollars on a bank in the United States.

         (d) The Company may in its discretion waive the initial $250 minimum investment requirement as to any investor.

         SECTION 3.05. INVESTMENTS BY WIRE TRANSFER. (a) To make an initial investment in a Demand Note by transferring funds via bank wire (minimum of $250), an investor must call The Northern Trust Company at 1-800-548-7923 to obtain a Demand Note number; an investor must then instruct such investor's bank to wire the funds to The Northern Trust Company (ABA No. 071000152). The bank wire must include the designation "GMAC Demand Notes," the name and address of the investor and the investor's tax identification or Social Security number, and the Demand Note number supplied by The Northern Trust Company. After the wire transfer has been made, an investor must complete and mail a Demand Notes investment form to The Northern Trust Company as set forth in Section 3.04(a). On subsequent investments by wire transfer (minimum of $50), an investor must instruct such investor's bank to wire the funds in accordance with the first two sentences of this Section 3.05(a).

         (b) Investments by wire transfer of funds to the Processing Agent shall be invested in an investor's Demand Note on the business day the funds are received by the Processing Agent in proper form and shall begin accruing interest on such day provided the funds are received by the Processing Agent by 2:00 p.m. Eastern Time. Funds received after 2:00 p.m. Eastern Time shall be invested and shall begin to accrue interest on the next succeeding business day.

         (c) Neither the Company nor the Processing Agent shall be responsible for delays in the transfer and wiring of funds.

         SECTION 3.06. INVESTMENTS BY AUTOMATIC CHARGE TO CHECKING ACCOUNTS. (a) An investor may elect to authorize the Processing Agent to make monthly charges of $50 or more to such investor's personal checking account for purposes of investing in a Demand Note. Upon receipt of proper written authorization, the Processing Agent shall prepare an electronic transfer each month drawn against an investor's checking account for the prescribed amount. The proceeds from the check shall be invested in an investor's Demand Note and accrue interest in accordance with the provisions of Sections 3.04(b) and 3.04(c).

         (b) To invest in the manner described in subsection (a) of this Section 3.06, an investor must obtain the necessary authorization form directly from the Processing Agent.

         (c) An investor may change the amount of the monthly investment (subject to the $50 monthly minimum) or terminate such investment entirely by providing notice in writing to the Processing Agent. Such notice shall be effective as soon as practicable after receipt thereof by the Processing Agent.

         SECTION 3.07. INVESTMENTS BY DIRECT INVESTMENT. (a) An investor may elect to invest in Demand Notes by authorizing the Processing Agent to receive such investor's net paycheck (gross pay less deductions) from an investor's place of employment, or to receive such investor's Social Security, annuity or pension checks or other regularly recurring checks. Investments by direct investment may be made by electronic transfer or by check. Direct investments by electronic transfer of funds to the Processing Agent shall be invested in an investor's Demand Note and accrue interest in accordance with the provisions of Sections 3.05(b) and 3.05(c). Direct investments by checks mailed to the Processing Agent shall be invested in an investor's Demand Note and accrue interest in accordance with the provisions of Sections 3.04(b) and 3.04(c).

         (b) To invest in the manner described in subsection (a) of this Section 3.07, the forms necessary to authorize direct investment of Social Security checks may be obtained from most Social Security offices. Investors who wish to have such investor's net paycheck invested directly into such investor's Demand Note should contact the employer's payroll location. A General Motors retiree who wishes to have his net pension check invested directly into such investor's Demand Note should contact the General Motors Pension Administration Center. Retirees of other eligible General Motors Corporation subsidiaries or affiliates should contact their former employer in order to obtain the proper forms permitting direct investment.

         (c) An investor may terminate the Processing Agent's authority to receive such investor's net paychecks, Social Security, annuity or pension checks or other regularly recurring checks by providing notice in writing to the issuer of such checks and to the Processing Agent. If, upon termination of the Processing Agent's authority to receive an investor's net paychecks, Social

Security, annuity or pension checks or other regularly recurring checks, an investment is made incorrectly to an investor's Demand Note, such investor must promptly notify the Company of such error and return any and all amounts incorrectly invested.

         SECTION 3.08. INVESTMENTS BY PAYROLL DEDUCTION. (a) This option is available to an employee of companies participating in GMAC Demand Note payroll deductions through any General Motors Corporation compensation system. An employee choosing this option shall not be required to make an initial investment of $250 or more, but shall be required to invest on the terms described in this Section 3.08.

         (b) Investments by payroll deduction must be specified as a fixed dollar amount. The minimum investment by payroll deduction must be at least $50 per month; provided that the minimum investment for an employee paid weekly shall be $11.50 per week, or such other amount as the Demand Notes Committee from time to time may authorize.

         (c) Each payroll deduction investment by an employee paid other than on a weekly basis shall be invested in such employee's Demand Note as of the payday on which it was withheld and begins accruing interest as of such date. Payroll deduction investments by an employee paid on a weekly basis shall be invested in the employee's Demand Note as of the last business day of the week in which the paycheck is issued and begins accruing interest as of such business day.

         (d) Unless otherwise permitted by the Demand Notes Committee, an employee may make investments by payroll deduction in only one Demand Note.

         (e) Investments by payroll deduction shall commence as soon as practicable after receipt by the Company of the applicable authorization form upon which an employee shall have elected such payroll deduction.

         (f) Subject to the provisions of subsection (b) of this Section 3.08 and this subsection (f), the payroll deduction amount authorized by an employee may be increased or decreased by such employee delivering to the Company a notice in writing of such increase or decrease. Such increase or decrease shall be effective as soon as practicable after receipt by the Company of notice thereof. Payroll deductions authorized by an employee may be terminated at any time, in which event such payroll deduction authorization shall terminate as soon as practicable after receipt by the Company of written instructions from such employee to terminate investments by payroll deduction.

         (g) The Company shall not make any payroll deduction pursuant to a payroll deduction authorization in, or for, any period in which an employee is not receiving a salary or wages.

         SECTION 3.09. INVESTMENTS BY PENSION DEDUCTION. (a) This option shall be available only to a retiree or a surviving spouse of such retiree

(collectively referred to as the "retiree") who is receiving retirement benefits from General Motors Corporation or its participating subsidiaries and affiliates. A retiree choosing this option will not be required to make an initial investment of $250 or more.

         (b) Investments by pension deduction must be specified as a fixed dollar amount. The minimum investment by pension deduction must be at least $50 per month. Each pension deduction investment by a retiree shall be invested in such retiree's Demand Note as of the first business day of each month the retiree is eligible to receive retirement benefits and shall begin to accrue interest as of such date. Unless otherwise permitted by the Demand Notes Committee, a retiree may make investments by pension deduction in only one Demand Note.

         (c) Investments by pension deduction shall commence as soon as practicable after receipt by the Company and the Processing Agent of the applicable authorization form upon which a retiree shall have elected a pension deduction.

         (d) The pension deduction amount authorized by a retiree may be increased or decreased by such retiree's delivering to the Company a notice in writing of such increase or decrease. Such increase or decrease shall be effective as soon as practicable after receipt by the Company of such notice. Pension deductions authorized by a retiree may be terminated at any time, in which event such pension deduction authorization shall terminate as soon as practicable following receipt by the Company of written instructions from such retiree to terminate investments by pension deduction.

         (e) The Company shall refund any pension deduction(s) made subsequent to the retiree's death to the Trustee for the General Motors Pension Plan or other General Motors subsidiary or affiliate pension plan and redeem an amount equal to such refund from the retiree's Demand Note. If the amount of the redemption exceeds the principal amount in the retiree's Demand Note, the retiree's estate shall be liable to the Company for the difference between the amount of the redemption and the amount of the pension deduction(s) to be refunded.

         SECTION 3.10. MODIFICATION, SUSPENSION OR TERMINATION OF METHODS OF INVESTMENT. The Company reserves the right at any time to modify, suspend or terminate any of the methods of investment contained in this Article Three.

                                  ARTICLE FOUR
                           REDEMPTIONS OF DEMAND NOTES

         SECTION  4.01.   REDEMPTION  AT  OPTION OF INVESTOR.   Subject  to  the
provisions of this Article Four, an investor may redeem all or any part of a Demand Note.

         SECTION 4.02. REDEMPTION BY CHECK. (a) An investor who selects the option to obtain checks (the "Check Option") on the Demand Notes investment form may redeem such investor's Demand Note in part by writing a check, payable to the order of anyone, in an amount of $250 or more. Only the signature of one registered owner of the Demand Note will be required on the check unless otherwise specified by the investors on the Demand Notes investment form.

         (b) The amount to be redeemed by a check shall continue to accrue interest until the date on which such check is presented to the Processing Agent for payment.

         (c) When a check is presented to the Processing Agent for payment, the Processing Agent shall cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount of such check.

         (d) If the amount of a check is greater than the principal amount of an investor's Demand Note, or if the signatures required by subsection (a) of this
Section 4.02 do not appear on the check, or the amount of the check is less than $250, the Processing Agent shall not cause the redemption to be effected and shall return the check to the depositary bank. The Processing Agent shall assess a service charge, which shall result in a reduction in the amount of the Investor's Demand Note, of $10 for each check returned to a depositary bank. The Processing Agent also shall assess a service charge, which shall result in a reduction in the amount of the Investor's Demand Note, of $10 in the event an investor requests stopping payment of a check.

         (e) The Processing Agent shall provide an investor who selects the Check Option with a supply of checks free of charge. An investor may also request the Check Option subsequent to submitting the initial investment form by providing the Processing Agent with a written request to add Check Option to the investor's Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

         (f) An investor's selection of the Check Option shall not create a checking, bank account or depositor relationship between the investor and the Company or the Processing Agent.

         (g) The Company reserves the right at any time to modify, suspend or terminate the option to redeem a Demand Note by writing a check or to change any of the charges contained in this Section 4.02.

         SECTION 4.03. TELEPHONE REDEMPTION. (a) An investor who selects the Telephone Redemption Option on the Demand Notes investment form may redeem such investor's Demand Note in part during regular business hours of the Processing Agent by having redemption proceeds of $250 or more wired to a predesignated bank account or Demand Note. By selecting this option, an investor shall authorize the Processing Agent to act on telephone redemption instructions from any person or persons representing themselves to be the registered owners of the Demand Note. The Processing Agent's record of such instructions shall be binding.

         (b) To select the Telephone Redemption Option the investor must designate on the Demand Notes investment form either a bank account at a commercial bank in the United States or a Demand Note to receive the redemption proceeds. If the redemption proceeds are to be wired to a bank account, the investor also must provide the Processing Agent with a voided specimen check or deposit slip from such bank. If the redemption proceeds are to be wired to a Demand Note, the investor must provide the number of such Demand Note.

         (c) Once established, an investor may utilize the Telephone Redemption Option by calling the Processing Agent during the Processing Agent's regular business hours toll free at 1-800-548-7923.

         (d) Upon receipt of telephone wire redemption instructions given pursuant to subsection (c) of this Section 4.03, the Processing Agent shall cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the wire redemption instructions. If the redemption instructions are received by 2:00 p.m. Eastern Time on any business day, the Processing Agent shall wire the redemption proceeds to the predesignated bank account or Demand Note on the business day on which the instructions are received and interest on the redemption proceeds shall accrue to, but not include, such day. If the redemption instructions are received after 2:00 p.m. Eastern Time on any business day, the Processing Agent shall wire the redemption proceeds to the predesignated bank account or Demand Note on the business day following receipt of the redemption instructions and interest on the redemption proceeds shall accrue to, but not include, such day.

         (e) An investor may change the predesignated bank and account number thereat or Demand Note for purposes of the Telephone Redemption Option only upon written request to the Processing Agent with the signature of each registered owner (including joint owners) of the Demand Note guaranteed by an authorized signatory of a commercial bank, trust company (not a savings bank) or member firm of a national or regional stock exchange in the United States.

         (f) An investor who selects the Telephone Redemption Option also may redeem such investor's Demand Note in part during any business day by providing the Processing Agent with telephone instructions to mail a bank check (minimum of $250) in a specified amount to the registered owner of the Demand Note at such investor's registered address. Such instructions may be given pursuant to subsection (c) of this Section 4.03. Upon receipt of such instructions, the Processing Agent shall cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the instructions. The Processing Agent shall mail a bank check for the redemption proceeds on the business day following receipt of the instructions and interest on the redemption proceeds shall accrue to, but not include, such business day.

         (g) Neither the Processing Agent nor the Company shall be responsible for delays in the wiring of funds through the banking system or for the authenticity of telephone redemption instructions.

         (h) An investor may request the Telephone Redemption Option subsequent to submitting the investment form by providing the Processing Agent with a written request to add the Telephone Redemption Option to the investor's Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

         (i) The Company reserves the right at any time to modify, suspend or terminate the option to redeem Demand Notes by telephone redemption.

         SECTION 4.04. WRITTEN  REDEMPTION.  (a) An investor may redeem a Demand
Note in part by providing written instructions to the Processing Agent to issue a bank check in a specified amount. Such instructions must include the investor's tax identification or Social Security number, the Demand Note number assigned by The Northern Trust Company and the signatures of all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. The instructions must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

         (b) Upon receipt of instructions in the form required by subsection (a) of this Section 4.04, the Processing Agent shall cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the instructions. The Processing Agent shall mail a bank check for the redemption proceeds on the business day following receipt of the instructions to the registered owner of the Demand Note at the investor's registered address. Interest on the redemption proceeds shall accrue to, but not include, such day of mailing.

         SECTION 4.05. AUTOMATIC MONTHLY OR QUARTERLY REDEMPTION. (a) An investor may redeem a specified part of a Demand Note (minimum of $100) on either a monthly or quarterly basis by selecting this option on the Demand Notes investment form. Redemption on a monthly basis may consist of a specified part of a Demand Note (minimum of $100) or the monthly interest accrued on such investor's Demand Note. This automatic monthly or quarterly redemption option shall be available only to investors who hold Demand Notes with a principal amount of $5,000 or more.

         (b) For purposes of the Automatic Monthly or Quarterly Redemption Option, the Processing Agent shall select a specific date for redemption in each month or quarter, as the case may be. On the predetermined date, the Processing Agent shall cause the Company to redeem a part of the investor's Demand Note equal to the redemption amount specified by the investor. Interest on the redemption proceeds shall accrue to, but not include, such predetermined day. On the following day, the Processing Agent shall mail a bank check for the redemption proceeds to the address of the registered owner of the Demand Note.

         (c) An investor who selects the Automatic Monthly or Quarterly Redemption Option and/or the Telephone Redemption Option described in Section
4.03 may not have bank checks for redemption proceeds mailed to any address other than the registered address of the registered owner of the Demand Note.

         (d) If on the date selected for any monthly or quarterly redemption pursuant to subsection (b) of this Section 4.05 an investor's Demand Note shall not have a principal amount of $5,000 or more, the Processing Agent shall not cause the Company to effect a redemption pursuant to subsection (b) of this
Section 4.05 nor shall the Processing Agent cause any such redemption to be effected, if after such redemption, the principal amount of an investor's Demand Note would not be in excess of $5,000. If the Processing Agent does not cause a redemption to be effected for the reasons described in this subsection (d), the Processing Agent shall notify the investor in writing that the redemption has not been effected and shall provide the reason therefor.

         (e) An investor may terminate the Automatic Monthly or Quarterly Redemption Option by providing notice in writing to the Processing Agent. Such notice shall be effective as soon as practicable after receipt thereof by the Processing Agent.

         (f) An investor may request the Automatic Monthly or Quarterly Redemption Option subsequent to submitting the investment form by providing the Processing Agent with a written request to add the desired automatic redemption option to the Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

         (g) The Company reserves the right at any time to modify, suspend or terminate the option to redeem Demand Notes by automatic monthly or quarterly redemption.

         SECTION 4.06. FULL REDEMPTION OF A DEMAND NOTE. (a) An investor may redeem a Demand Note in full by providing written instructions to the Processing Agent. Such instructions must state the investor's intention to redeem in full such investor's Demand Note and must be given to the Processing Agent in the manner and at the address specified in subsection (a) of Section 4.04.

         (b) Upon receipt of instructions in the form required by subsection (a) of this Section 4.06, the Processing Agent shall cause the Company to redeem in full the investor's Demand Note, including accrued and unpaid interest to the date of redemption.

         (c) The Processing Agent shall mail a bank check for such redemption proceeds on the business day following receipt of the instructions to the registered owner of the Demand Note at the investor's registered address.

         SECTION 4.07. LIMITATION ON REDEMPTION OF INVESTMENTS BY CHECK. If an investor instructs the Processing Agent to redeem part of a Demand Note which is represented by, or includes, an investment made by check pursuant to Sections 3.04(a), 3.06(a) or 3.07(a) of Article Three, the Processing Agent shall not act on the instructions if such instructions are received within a period of five business days from the day of receipt of such investment check by the Processing Agent.

         SECTION 4.08. REDEMPTION INSTRUCTIONS INEFFECTIVE. Redemption instructions given by an investor to the Processing Agent pursuant to Sections
4.03 or 4.04 shall be ineffective if the instructions specify an amount to be redeemed, or the method of redemption requires an amount to be redeemed, which exceeds the principal amount of the investor's Demand Note. In the event the Processing Agent receives such ineffective instructions from an investor, the Processing Agent shall notify the investor in writing that the redemption instructions are ineffective and shall provide the reason therefor, provided that the Processing Agent shall not be required to provide written notification to investors who give ineffective redemption instructions to the Processing Agent by telephone pursuant to Section 4.03.

         SECTION 4.09. NO REDEMPTIONS IN CASH. No redemption proceeds shall be paid in cash.

         SECTION 4.10. OPTIONAL REDEMPTION BY THE COMPANY. (a) The Company may redeem, at any time in its discretion, any particular Demand Note in which the principal amount remains below $250 and in which no investment (other than accrued and reinvested interest) is made for a period of three consecutive months immediately following the month in which the principal amount falls below $250. The Company shall notify an investor of its intention to redeem such Demand Note. Following such notification, an investor shall have fifteen business days from the date of the notice to restore a Demand Note to the required minimum principal amount of $250. If an investor does not restore a Demand Note to such required principal amount, the Company shall redeem the Demand Note in full.

         (b) In addition, the Company may redeem, at any time in its discretion, any particular Demand Note principal amount which remains below $0 for a period of thirty days immediately following the day on which the principal amount of the Demand Note falls below $0. The Company shall notify an investor of its intention to redeem such a Demand Note; following such notification an investor shall have fifteen business days from the date of such notice to restore a Demand Note to the required minimum principal amount of $250. If an investor does not restore a Demand Note to such required principal amount, the Company shall fix the date of redemption as the sixteenth business day following the date of the notice. The Company shall redeem the Demand Note in full on such redemption date. A check shall be sent to the investor in an amount equal to the principal amount of the Demand Note, including accrued and unpaid interest to the date of redemption. In the event that a Demand Note with a principal amount below $0 is redeemed, the investor shall be liable to the Company for the amount required to restore the principal amount to $0 as of the date the Demand Note is redeemed.

         (c) The Company shall have the right to redeem any Demand Note as to which it believes in its sole judgment and discretion that the redemption provisions of the Program have been abused or are being used by an investor in a manner or with an effect that is not in the best interests of the Company (i.e., the writing of checks by an investor where the amounts of the checks are greater than the principal amount of such investor's Demand Note). The Company shall notify an investor of its intention to redeem such Demand Note on the third day following the date of the notice. The Company shall redeem the Demand Note in full on such redemption date. A check shall be sent to the investor in an amount equal to the principal amount of the Demand Note, including accrued and unpaid interest to the date of redemption. In the event that a Demand Note with a principal amount below $0 is redeemed, the investor shall be liable to the Company for the amount required to restore the principal amount to $0 as of the date the Demand Note is redeemed.

                                  ARTICLE FIVE
                     MODIFICATION, SUSPENSION OR TERMINATION

         SECTION  5.01.   MODIFICATION.   (a)  The Company or  the Demand  Notes
Committee may amend or modify the Program at any time as it may deem necessary or appropriate.

         (b) The Company or the Demand Notes Committee shall provide to investors written notice of any material amendment or modification of the Program at least fifteen days prior to the effective date of such amendment or modification.

         (c) No amendment or modification of the Program shall reduce the principal amount of any Demand Note, or accrued and unpaid interest thereon, as of the effective date of such amendment or modification and no such amendment or modification shall have a retroactive effect that would prejudice the rights of investors.

         SECTION 5.02. SUSPENSION OR TERMINATION. (a) The Company may terminate the Program in its entirety for any reason. The Company may, in its discretion, temporarily or permanently suspend the acceptance of investments in the Demand Notes without such a suspension amounting to a suspension or termination of the Program.

          (b) The Company shall provide written notice to investors of any suspension or termination of the Program at least thirty days prior to the effective date of such suspension or termination.

         (c) The Company may omit, restrict, suspend or terminate the Program in any jurisdiction in which the Company, in its discretion, deems such action advisable in view of local law and regulations.

                                   ARTICLE SIX
                                  MISCELLANEOUS

          SECTION 6.01. DEMAND NOTES NOT INSURED. Funds invested in the Demand Notes are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance.

         SECTION 6.02. INVESTMENTS VOLUNTARY. Eligible investors to whom Demand Notes shall be offered for investment shall not be required to invest in the Demand Notes and any decision to invest shall be solely that of such investor. The Company shall not require an investor to redeem such investor's Demand Note by reason of such investor's having ceased to be an eligible investor.

         SECTION 6.03. COMPANY HAS NO RIGHT OF SET-OFF. The Company shall have no right of set-off against a Demand Note for indebtedness not related to such Demand Note.

         SECTION 6.04. COMPANY AND PROCESSING AGENT HAVE NO OBLIGATION TO CONTEST LEGAL PROCEEDING AGAINST A DEMAND NOTE. Neither the Company nor the Processing Agent shall have any obligation to contest any legal proceeding brought against a Demand Note by any third party nor shall the Company or the Processing Agent be liable for any payment of redemption proceeds from a Demand Note to anyone other than the registered owner as a result of a legal proceeding or governmental action.

         SECTION 6.05. DEDUCTION OF AMOUNTS INVESTED IN ERROR IN A DEMAND NOTE. The Company shall have the right to deduct from the principal amount of a Demand Note amounts invested in error in such Demand Note.

         SECTION 6.06. NOTICES, STATEMENTS AND OTHER COMMUNICATIONS. Unless otherwise specified, all notices, statements and communications provided to investors by the Company or the Processing Agent pursuant to the provisions of the Program shall be deemed to have been duly given when mailed by first-class mail, postage prepaid to the registered address of the registered owner.

         SECTION 6.07. NOTICE OF CHANGE OF ADDRESS. An investor must promptly provide the Processing Agent with notice of any change in address. Such notice must be in writing and must include the investor's tax identification or Social Security number, the Demand Note number assigned by The Northern Trust Company and the signatures of all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. The notice must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919. The notice shall be effective as soon as practicable after receipt thereof by the Processing Agent.

         SECTION 6.08. NOTICES, COMMUNICATIONS TO COMPANY. Unless otherwise specified, all notices or communications from investors to the Company must include the name and address of the investor, the investor's tax identification or Social Security number and the Demand Note number assigned by The Northern Trust Company and must be signed by all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. Such notices or communications must be sent to GMAC Demand Notes, General Motors Acceptance Corporation, P.O. Box 33129, 3031 West Grand Boulevard, Detroit, Michigan 48232.

         SECTION 6.09. NOTICES, COMMUNICATIONS TO PROCESSING AGENT. Unless otherwise specified, all notices or communications from an investor to the Processing Agent must include the name and address of the investor, the investor's tax identification or Social Security number and the Demand Note number assigned by The Northern Trust Company and must be signed by all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. Such notices or communications must be sent to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

          SECTION 6.10. INVESTOR ACCEPTANCE OF PROGRAM PROVISIONS. By investing in a Demand Note, the investor shall be deemed to accept and agree to all provisions of the Program.

          SECTION 6.11. INTERPRETATION. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 6.12. GOVERNING LAW. The terms and conditions of the Program and its operation shall be governed by the laws of the State of New York.